UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

The Hirtle Callaghan Trust

(Name of Registrant as Specified In Its Charter)

BISYS Fund Services
100 Summer Street, Suite 1500
Boston, MA 02155

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Shareholders of The Hirtle Callaghan Trust:
Recently you received a package(s) of proxy materials in the mail for a shareholder meeting which was to be held on November 15th, 2006. You may recall there are two proposals that your required your vote. We have adjourned the meeting until December 15th because we did not receive the required votes needed to hold the meeting. We ask that you please vote the forms sent to you by mail, if you have not already done so. The proxy materials will explain the nature of the proposals and what you will be required to do. You also can register your votes via the internet or by calling the 800 telephone number provided in the materials.
Should you have any questions or need further information regarding the proxy materials, or need additional copies, please feel free to contact your Investment Officer directly at 800-242-9596. Thank you for your time and consideration.
Sincerely yours,
Robert J. Zion
Vice President and Treasurer
The Hirtle Callaghan Trust